EX99-906CERT

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of VanEck ETF Trust (comprising of BDC Income ETF, China Bond ETF, Dynamic High Income ETF, Emerging Markets High Yield Bond ETF, Fallen Angel High Yield Bond ETF, Green Bond ETF, IG Floating Rate ETF, International High Yield Bond ETF, J.P. Morgan EM Local Currency Bond ETF, Moody’s Analytics BBB Corporate Bond ETF, Moody’s Analytics IG Corporate Bond ETF, Mortgage REIT Income ETF, Preferred Securities ex Financials ETF, CEF Muni Income ETF, High Yield Muni ETF, HIP Sustainable Muni ETF, Intermediate Muni ETF, Long Muni ETF, Short High Yield Muni ETF, Short Muni ETF), do hereby certify, to such officer’s knowledge, that:

The annual report on Form N-CSR of VanEck ETF Trust for the period ending April 30, 2024 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of VanEck ETF Trust.

Dated: July 8, 2024	/s/ Jan F. van Eck
Jan F. van Eck
Chief Executive Officer
VanEck ETF Trust

Dated: July 8, 2024	/s/ John J. Crimmins
John J. Crimmins
Chief Financial Officer
VanEck ETF Trust

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.